Exhibit 99.3

W2007 Grace I, LLC

Unaudited Condensed Consolidated Financial Statements

As of March 31, 2014 and December 31, 2013

And for the three months ended

March 31, 2014 and 2013

W2007 GRACE I, LLC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
INVESTMENTS IN REAL ESTATE, net	$1,374,342	$1,392,097

CASH AND CASH EQUIVALENTS	20,947	12,404

RESTRICTED CASH	55,712	46,849

ACCOUNTS RECEIVABLE, net	9,221	8,453

OTHER ASSETS	5,330	6,492

DEFERRED FINANCING COSTS, net of accumulated amortization of $36,373 and $36,309, respectively	550	614

DEFERRED FRANCHISE FEES, net of accumulated amortization of $3,838 and $3,704, respectively	3,407	3,541

Total assets	$1,469,509	$1,470,450

LIABILITIES AND EQUITY

NOTES PAYABLE	$1,160,912	$1,161,725

OTHER LIABILITIES:
Accounts payable and accrued liabilities	44,338	41,987
Accrued interest payable	22,073	16,529

Total liabilities	1,227,323	1,220,241

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK, $0.01 par value, 10,000,000 shares authorized:
Series B, 8.75%, $0.01 par value, $25.00 redemption value, 3,450,000 shares issued and outstanding	60,375	60,375
Series C, 9.00%, $0.01 par value, $25.00 redemption value, 2,400,000 shares issued and outstanding	40,800	40,800
Series D, 8.00%, $0.01 par value, $250.00 redemption value, 125 shares issued and outstanding	31	31

MEMBERS' DEFICIT	(34,020)	(25,997)

NON-CONTROLLING EQUITY PURCHASE OPTION	175,000	175,000

Total equity	242,186	250,209

Total liabilities and equity	$1,469,509	$1,470,450

The accompanying notes are an integral part of these condensed consolidated financial statements.

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W2007 GRACE I, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
REVENUES:
Rooms	$103,380	$96,601
Food and beverage	2,160	2,011
Other	1,889	1,635
Total hotel revenues	107,429	100,247

OPERATING EXPENSES:
Direct hotel expenses:
Rooms	26,069	24,836
Food and beverage	1,907	1,826
Other	1,097	1,058
Non-departmental	34,477	32,533
Property tax, ground lease, insurance and property management fees	8,115	7,823
Corporate overhead	1,278	1,742
Asset management fees	1,910	1,747
Depreciation and amortization	20,926	20,657
Total operating expenses	95,779	92,222
OPERATING INCOME	11,650	8,025
Interest income	23	20
Interest expense	(19,705)	(20,762)
Other income	9	78
LOSS FROM CONTINUING OPERATIONS	(8,023)	(12,639)
Loss from discontinued operations	-	(263)
NET LOSS	(8,023)	(12,902)
Preferred dividends	-	-
NET LOSS AVAILABLE TO MEMBERS	$(8,023)	$(12,902)

COMPREHENSIVE LOSS AVAILABLE TO MEMBERS	$(8,023)	$(12,902)

The accompanying notes are an integral part of these condensed consolidated financial statements.

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W2007 GRACE I, LLC

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(in thousands)

(Unaudited)

	PREFERRED STOCK			EQUITY MEMBERS		NON- CONTROLLING EQUITY PURCHASE OPTION	TOTAL EQUITY
	Series B	Series C	Series D	W2007 Finance Sub, LLC	Whitehall Parallel Global Real Estate LP 2007
Balance as of January 1, 2014	$60,375	$40,800	$31	$(25,175)	$(822)	$175,000	$250,209
Net loss	-	-	-	(7,769)	(254)	-	(8,023)
Balance as of March 31, 2014	$60,375	$40,800	$31	$(32,944)	$(1,076)	$175,000	$242,186

The accompanying notes are an integral part of these condensed consolidated financial statements.

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W2007 GRACE I, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,023)	$(12,902)
Adjustments to reconcile net loss to net cash from operating activities:
Bad debt expense	54	(105)
Accretion of notes payable fair value adjustment at acquisition	274	307
Amortization of deferred financing costs	64	73
Deductible on involuntary conversion claims	168	141
Depreciation and amortization	20,926	21,716
Amortization of below market ground leases	65	65
Changes in operating assets and liabilities:
Accounts receivable	(1,392)	(475)
Other assets	1,331	(153)
Accounts payable and accrued liabilities	3,289	2,361
Accrued interest payable	5,544	6,473

Net cash from operating activities	22,300	17,501

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to investments in real estate	(5,069)	(7,714)
Proceeds from property casualty insurance	1,262	426
Change in restricted cash	(8,863)	(2,079)

Net cash used in investing activities	(12,670)	(9,367)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on notes payable	(1,087)	(1,181)

Net cash used in financing activities	(1,087)	(1,181)

NET CHANGE IN CASH AND CASH EQUIVALENTS	8,543	6,953

CASH AND CASH EQUIVALENTS, beginning of period	12,404	13,051

CASH AND CASH EQUIVALENTS, end of period	$20,947	$20,004

SUPPLEMENTAL DISCLOSURES:
Interest paid	$12,951	$13,377
Non-cash additions to investments in real estate included in accounts payable and accrued liabilities	$511	$4,754

The accompanying notes are an integral part of these condensed consolidated financial statements.

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W2007 GRACE I, LLC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. ORGANIZATION:

W2007 Grace I, LLC (Grace I), a Tennessee limited liability company, was formed on June 19, 2007. Grace I is owned by W2007 Finance Sub, LLC, a Delaware limited liability company, and Whitehall Parallel Global Real Estate Limited Partnership 2007, a Delaware limited partnership (collectively, Whitehall). Net income or loss is allocated among the members in accordance with Grace I’s limited liability company agreement. The general partner of Whitehall Parallel Global Real Estate Limited Partnership 2007 and the partnerships owning W2007 Finance Sub, LLC is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. (GS Group) and, therefore, is an affiliate of GS Group. GS Group in turn also controls Goldman, Sachs & Co. (GS) and Goldman Sachs Mortgage Company (GSMC). Consequently, GS and GSMC are also affiliates of Whitehall.

Grace I, W2007 Grace Acquisition I, Inc. (Grace Acquisition I), Equity Inns, Inc. (Equity Inns), Grace II, L.P. (Grace II) and Equity Inns Partnership, L.P. (Equity LP) entered into an agreement and plan of merger (Merger Agreement) whereby Equity Inns would merge with and into Grace Acquisition I and Grace II would merge with and into Equity LP (Merger). The Merger was completed on October 25, 2007. Prior to the Merger, Grace I had no operations other than its activities in anticipation of the Merger.

Prior to the Merger, Equity Inns was a public hotel company and had elected to be taxed as a real estate investment trust (REIT) for federal income tax purposes. Equity Inns, through its wholly owned subsidiary, Equity Inns Trust (Equity Trust), was the sole general partner of Equity LP. Equity Inns, Equity Trust and Equity LP (and its wholly owned subsidiaries) are hereinafter collectively referred to as Equity. Prior to the Merger, Equity owned 137 limited-service hotels located throughout the United States.

Subsequent to the Merger, Grace II changed its name to W2007 Equity Inns Partnership, L.P. (W2007 Equity LP). As of March 31, 2014, Grace I owns all of the common shares of Grace Acquisition I and Grace Acquisition I owns a 1% general partnership interest in W2007 Equity LP (with Grace I owning a 1% general partnership interest and a 98% limited partnership interest). In addition, as of March 31, 2014, Grace I is the sole member of W2007 EQN Intermountain, LLC (Intermountain), which owned a hotel located in Reno, Nevada prior to the transfer to its lender through a deed in lieu agreement during 2012. Grace I, Grace Acquisition I, Intermountain and W2007 Equity LP (and its wholly owned subsidiaries) are hereinafter collectively referred to as the Company.

Following the Merger, Grace Acquisition I and Grace I entered into a Keepwell Agreement, effective as of the date of the Merger (the Keepwell Agreement), pursuant to which Grace I agreed to make such cash payments to Grace Acquisition I as are necessary to enable Grace Acquisition I to satisfy its obligations to the holders of its 8.75% Series B cumulative preferred stock (Series B preferred stock) and 9.00% Series C cumulative preferred stock (Series C preferred stock) in accordance with Grace Acquisition I’s charter when Grace Acquisition I determines, or is legally compelled, to satisfy such obligations. To date, no payments have been made and none are due under the Keepwell Agreement. The Keepwell Agreement may be terminated only by an agreement by both parties at any time upon 30 days’ prior written notice. There are no third-party beneficiaries of the Keepwell Agreement.

On March 31, 2008, Grace Acquisition I, pursuant to Section 856(g)(2) of the Internal Revenue Code of 1986, as amended (the Code), revoked its election under Section 856(c)(1) of the Code to be a REIT for the taxable year ending on December 31, 2008. Consequently, subsequent to December 31, 2007, Grace Acquisition I is subject to income taxes at statutory corporate rates.

The Company leased substantially all of its hotels to subsidiaries (TRS Lessees) of W2007 Equity Inns TRS Holdings, Inc. (TRS Holdings), a taxable REIT subsidiary, pursuant to certain percentage lease agreements (the TRS Leases). The TRS Leases were necessary for the Company to comply with certain REIT provisions of the Code. As discussed above, the Company has revoked its election to be taxed as a REIT. As of December 31, 2012, all of the TRS Leases had been terminated.

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As of March 31, 2014, the Company owns 126 hotels located in 35 states, the majority of which operate under franchise agreements with Marriott, Hilton, Hyatt and Intercontinental. The hotels are primarily managed by independent third parties, with 24 hotels managed by Pillar Hotels and Resorts, L.P. (Pillar). On September 15, 2011, Pillar and its subsidiaries were sold to Capstone Management, LLC, an affiliate of InterMountain Management, LLC (Intermountain Management; Pillar Sale). Prior to this sale, Pillar was an affiliate of the Company. As of March 31, 2014, the managers of the hotels are as follows:

Number of Hotels

Hilton Hotels Corporation	46
Pillar Hotels & Resorts, L.P.	24
McKibbon Hotel Group	21
Huntington Hotel Group	13
Other (represented by four different management companies)	22
126

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of presentation

The unaudited condensed consolidated financial statements include the accounts of Grace I, Grace Acquisition I, W2007 Equity LP and subsidiaries of W2007 Equity LP. All significant intercompany balances and transactions have been eliminated.

The Company prepares its unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements and related notes should be read in conjunction with the consolidated financial statements and notes thereto included in Exhibit 99.2 of the Form 8-K filed with the Securities and Exchange Commission (SEC) on June 2, 2014 by American Realty Capital Hospitality Trust, Inc. (ARC Hospitality). See Note 9.

Some of the Company’s hotel operations have historically been seasonal. This seasonality pattern causes fluctuations in the operating results. Consequently, operating results for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014.

Use of estimates

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management has evaluated subsequent events through June 2, 2014, the date which the financial statements were available to be issued.

Investments in real estate

Real estate investments are carried at depreciated cost net of reduction for impairment. Expenditures for ordinary repairs and maintenance are expensed as incurred. Significant renovations and improvements, which improve or extend the useful life of the assets, are capitalized. Full stock replacements of china, glass, silver, uniforms and linen are capitalized and incidental purchases are expensed as incurred.

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Investments in real estate consist of the following (in thousands):

	March 31, 2014	December 31, 2013
Land and improvements	$277,500	$277,497
Buildings and improvements	1,160,201	1,159,285
Furniture, fixtures and equipment	324,203	322,019
Below market ground leases	13,253	13,253
Total cost	1,775,157	1,772,054
Accumulated depreciation/amortization	(400,815)	(379,957)
Investments in real estate, net	$1,374,342	$1,392,097

Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets as follows: buildings and improvements over 7.5 to 39 years; land improvements over 15 years; and furniture, fixtures and equipment, including china, glass, silver, uniforms and linen, over 3 to 7 years. Below market ground leases are amortized over the remaining term of the related lease agreements, which range from 16 to 52 years as of March 31, 2014.

Assets are classified as held for sale if a disposal plan is in place, actions to achieve the sale have been initiated, a sale is probable and it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. Sales of the Company’s investments in real estate take a significant amount of time to consummate and many changes in the terms and timing are typical in the process. Accordingly, management does not classify assets as held for sale until a contract is pending, closing is scheduled and the probability of significant changes in terms or timing is insignificant. No real estate investments were classified as held for sale as of March 31, 2014 or December 31, 2013.

Fair value measurements

Fair value measurements are market-based measurements, not entity-specific measurements. Fair value measurement assumptions are classified under a hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and management’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Management’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Fair value measurements of financial and nonfinancial assets and liabilities are based on (1) the assumptions that market participants would use in pricing the asset or liability, if available, or (2) management’s estimates of market participant assumptions.

Non-controlling equity purchase option

The non-controlling equity purchase option (Purchase Option) represented an affiliate of GSMC’s option to purchase a 97% equity interest in one of the Company’s wholly owned subsidiaries which indirectly owns 106 of the Company’s hotels (as of March 31, 2014, these hotels had a net book value of $1,121,012,000), which Purchase Option has since been acquired by an affiliate of Whitehall (WNT). The initial carrying value of the Purchase Option was the fair value of the Purchase Option at its issuance in June 2009. In February 2012, the Purchase Option was amended and, therefore, the carrying value of the Purchase Option was adjusted to reflect the estimated fair value at the amendment date.

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Revenue recognition

Revenues include room, food and beverage, and other hotel revenues such as guest telephone charges, equipment rentals, vending income, in-room movie sales, parking and business centers. Revenues from the hotels are recognized when the services are delivered and are recorded net of any sales or occupancy taxes collected from guests.

Non-departmental expenses

Non-departmental expenses include hotel-level general and administrative expenses, advertising and marketing costs, repairs and maintenance, frequent guest programs, franchise fees and utility costs. Non-departmental expenses are expensed as incurred.

Income taxes

Except as described below, the Company is not a taxpaying entity and, accordingly, records no federal income taxes. The members are individually responsible for reporting their share of the Company’s taxable loss on their income tax returns.

Grace Acquisition I and W2007 TRS Holdings, Inc. (TRS Holdings; collectively with Grace Acquisition I, the Taxable Entities) are subject to federal and state income taxes. The Taxable Entities account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

Both Grace Acquisition I and TRS Holdings have recorded a valuation allowance equal to 100% of the net deferred tax assets due to the uncertainty of realizing the benefit of their accumulated net operating losses. For the three months ended March 31, 2014 and 2013, Grace Acquisition I and TRS Holdings’ effective tax rates were zero due to the uncertainty of realizing these net deferred tax assets. The net operating losses begin to expire in 2022.

Segment reporting

The Company considers each of its hotels to be an operating segment, none of which meets the threshold for a reportable segment as prescribed by the authoritative accounting guidance. The Company allocates resources and assesses operating performance based on each individual hotel. Additionally, the Company aggregates these individually immaterial operating segments into one segment using the criteria established by the authoritative accounting guidance, including the similarities of its product offering, types of customers and method of providing service.

Reclassifications

Certain amounts in the condensed consolidated financial statements for the three months ended March 31, 2013 have been reclassified for discontinued operations. These reclassifications have no effect on the results of operations previously reported.

Recently issued accounting standards

In April 2014, the FASB issued Accounting Standards Update, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (ASU 2014-08). ASU 2014-08 revises the definition of discontinued operations by limiting discontinued operations reporting to disposals of components of an entity that represent strategic shifts that have (or will have) a major effect on an entity's operations and financial results, removing the lack of continuing involvement criteria and requiring discontinued operations reporting for the disposal of an equity method investment that meets the definition of discontinued operations. The update also requires expanded disclosures for discontinued operations, including disclosure of pretax profit or loss of an individually significant component of an entity that does not qualify for discontinued operations reporting. ASU 2014-08 is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. Upon adoption of this standard, we will be required to evaluate whether a disposal meets the discontinued operations requirements under ASU 2014-08. We will make the additional disclosures upon adoption. We do not expect the adoption of this standard to have an impact on our financial position, net results of operations or cash flows.

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3. NOTES PAYABLE:

The Company has the following notes payable outstanding (in thousands):

Indebtedness	Maturity Date	Interest Rate	March 31, 2014 Debt Balance	December 31, 2013 Debt Balance
GE Mortgage	Nov. 2014	LIBOR(2) + 6.86%(1)	$955,266	$955,266
Mortgages (7 hotels)	Dec. 2016	5.865%	78,371	78,766
Mortgages (6 hotels)	Oct. 2016	5.650%	25,372	25,582
Mortgages (6 hotels)	Dec. 2015	5.440%	50,325	50,772
Junior Subordinated Debt	Jul. 2035	LIBOR(3) + 2.85%	50,000	50,000
Mortgage A	Mar. 2015	5.770%	3,831	3,866
			$1,163,165	$1,164,252
Fair value adjustment			(2,253)	(2,527)
			$1,160,912	$1,161,725

(1)	Weighted average spread over LIBOR as of March 31, 2014 and December 31, 2013
(2)	LIBOR floor of 1%
(3)	The 90-day LIBOR rates were 0.23% and 0.25% as of March 31, 2014 and December 31, 2013, respectively

During the three months ended March 31, 2014 and 2013, GSMC earned interest of $492,000 and $0, respectively, under the GE Mortgage.

4. PREFERRED STOCK OF SUBSIDIARY:

In May 2008, Grace Acquisition I ceased dividend payments to its preferred shareholders due to the “cash trap” under the GE Mortgage. As of March 31, 2014, Grace Acquisition I had $76,618,000 in accumulated, undeclared preferred stock dividends. Since at least six quarters of dividends on the Series B and C cumulative preferred stock are outstanding, the preferred shareholders are entitled to elect two members to the board of directors of Grace Acquisition I. Grace Acquisition I has attempted to hold three meetings to elect the new board members; however, at each meeting a quorum was not achieved and, therefore, an election did not occur.

5. FAIR VALUE OF FINANCIAL INSTRUMENTS:

As cash and cash equivalents have maturities of less than three months, the carrying values of cash and cash equivalents and restricted cash approximate fair value (Level 1 of the fair value hierarchy). The carrying values of accounts receivable, accounts payable and accrued liabilities and accrued interest payable approximate fair value due to the short maturity of these instruments (Level 2 of the fair value hierarchy).

The fair value of the Company’s notes payable is approximately $1.2 billion as of March 31, 2014 and December 31, 2013. The fair value of the Company’s notes payable has been estimated based on a discounted cash flow analysis using a discount rate representing the Company’s estimate of the rate that would be used by market participants (Level 2 of the fair value hierarchy). Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

6. DISCONTINUED OPERATIONS:

In April and November 2013, the Company sold four of its hotels under individual mortgages. The operating results of these four hotels have been reported as discontinued operations in the condensed consolidated statements of operations and comprehensive loss.

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The following table summarizes the operating results of the discontinued operations (in thousands) for the three months ended March 31, 2013:

Hotel revenues	$4,378
Direct hotel expenses	(2,663)
Property taxes, ground lease, insurance and property management fees	(447)
Corporate overhead	(53)
Asset management fees	(72)
Depreciation and amortization	(1,059)
Interest expense	(347)
Loss from discontinued operations available to common shareholders	$(263)

7. PROPERTY TAX, GROUND LEASE, INSURANCE AND PROPERTY MANAGEMENT FEES:

Property tax, ground lease, insurance and property management fees from continuing operations consists of the following (in thousands):

	Three Months Ended March 31,
	2014	2013
Property tax	$4,420	$4,366
Ground lease	406	398
Insurance	1,095	1,063
Property management fees	2,194	1,996
	$8,115	$7,823

8. COMMITMENTS AND CONTINGENCIES:

The Company is involved in various legal proceedings and disputes arising in the ordinary course of business. The Company does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position or continuing operations of the Company.

In September 2013, a putative class action lawsuit (the Johnson Lawsuit) was filed in the Circuit Court of Shelby County, Tennessee by several current and former shareholders of the Series B and C preferred shares of the Company.  The complaint, which alleges, among other things, breach of contract and breach of fiduciary duty that resulted in the loss of Series B and Series C preferred share value, names the Company, members of the Company’s board of directors, PFD Holdings, GS Group, Whitehall, RMD and Grace I as defendants. Shortly after the filing of the Johnson Lawsuit, the defendants removed the case to Federal Court.  In November 2013, the plaintiffs filed a motion to remand the case back to the Circuit Court, which the defendants have opposed.  The defendants also filed a motion to dismiss the case in Federal Court. In October 2013, a similar lawsuit was filed by another plaintiff in the same Circuit Court (the Dent Lawsuit), alleging similar breaches against several of the same defendants named in the Johnson lawsuit, in addition to a former member of the Company’s board of directors. The plaintiffs and defendants in the Dent Lawsuit have agreed to stay this case until further proceedings have taken place in the aforementioned Johnson Lawsuit.  The Company does not expect any material impact on its financial position and results of operations as a result of these lawsuits.

As of March 31, 2014, all of the hotels are operated under franchise agreements and are licensed as Hampton Inn
(43 hotels), Residence Inn (25), Courtyard (17), Hyatt Place (15), Homewood Suites (10), SpringHill Suites (7), Hilton Garden Inn (3), Fairfield Inn & Suites (2), Holiday Inn (1), Embassy Suites (1), Holiday Inn Express (1) and TownePlace Suites (1).

The franchise agreements generally require the payment of fees based on a percentage of hotel room revenue. Under the franchise agreements, the Company is periodically required to make capital improvements to the hotels in order for them to meet the franchisors’ brand standards. Additionally, under certain loan covenants, the Company is obligated to fund 4% to 5% of total hotel revenues to a separate room renovation account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

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Whitehall has guaranteed up to $50,000,000 of the Company’s obligations under the franchise agreements with certain franchisors.

The Company maintains property insurance coverage for catastrophic losses such as hurricanes, earthquakes or floods. For such catastrophic losses, the Company may have higher deductibles or increased self-insurance risk if certain criteria are met, ultimately increasing the potential risk of loss.

In September 2007, a putative class action lawsuit was filed in the Circuit Court of Shelby County, Tennessee (Circuit Court) on behalf of the former Series B and Series C preferred shareholders of Equity Inns alleging breaches of fiduciary duty against Equity Inns’ former directors. This complaint does not name the Company or any corporate entity as a defendant. In February 2008, the court denied the defendants’ motion to dismiss the complaint. In April 2010, the court granted a motion for class certification, which was ultimately appealed and vacated by the Tennessee Court of Appeals and remanded back to the Circuit Court. During the second quarter of 2012, the plaintiffs filed a second amended complaint and a new motion to certify a class. In November 2012, the defendants filed an opposition to such motion within the Circuit Court. In April 2013, the Circuit Court granted the new motion and certified a class and three subclasses.  The defendants’ appeal of the certification order is pending.  The Company does not expect any material impact on its financial position and results of operations as a result of this lawsuit.

9. SUBSEQUENT EVENTS:

On April 11, 2014, the Company refinanced the GE Mortgage with a new $976 million loan originated by German American Capital Corporation (the GACC Loan). It is anticipated that GSMC will purchase 40% of the GACC Loan prior to its securitization. The GACC Loan bears interest at 30-day LIBOR plus 3.30% with interest only due monthly in arrears and matures in May 2016. The GACC Loan has three one-year extension options available upon the satisfaction of certain conditions, the most restrictive of which is a debt yield test.

In connection with the refinancing of the GE Mortgage, the “cash trap” under the GE Mortgage and the cash flow pledge of the 20 hotels which are not collateral on the GE Mortgage ceased.

Also on April 11, 2014, WNT exercised the Purchase Option in connection with the refinancing of the GE Mortgage. As a result, effective April 11, 2014, the Company will deconsolidate the 106 hotels and recognize its 3% interest in the hotels using the equity method.

On May 23, 2014, subsidiaries of the Company and WNT entered into an agreement to sell their 126 hotels for a combined purchase price of $1.925 billion, subject to certain adjustments, to affiliates of ARC Hospitality. ARC Hospitality is expected to assume the GACC Loan and the remaining 20 hotels will be delivered unencumbered by any financing. Additionally, the selling subsidiaries have agreed to provide seller financing in certain circumstances.

The closing of the acquisition is subject to customary franchisor and lender approvals as well as other usual closing conditions and is expected to close in the fourth quarter of 2014. There can be no assurance that the transaction will close as scheduled, or at all.

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